UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2012

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 100

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 31, 2012, CornerWorld Corporation (the “Company”) entered into amendments (collectively, the “Note Amendments”) to certain of its promissory notes issued in 2008, 2009 and 2011 to the various holders thereof.  The Note Amendments are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated by reference herein.

The Note Amendments for Exhibit 10.1 and 10.5 revise the repayment schedules of the respective promissory notes.  The Note Amendments for Exhibits 10.2 - 10.4 provide that the notes are settled in their entirety via the conversion to shares of the Company’s common stock.  The outstanding principal balances on the notes themselves, as well as any outstanding accrued interest, were converted at the rate of $0.15/share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 7 to Promissory Note dated as of October 31, 2012 between CornerWorld Corporation and IU Investments, LLC
10.2	Amendment No. 6 to Promissory Note dated as of October 31, 2012 between CornerWorld Corporation and Internet University, Inc.
10.3	Amendment No. 6 to Promissory Note dated as of October 31, 2012 between CornerWorld Corporation and Marc Blumberg
10.4	Amendment No. 6 to Promissory Note dated as of October 31, 2012 between CornerWorld Corporation and Marc Pickren
10.5	Amendment No. 4 to Promissory Note dated as of October 31, 2012 between CornerWorld Corporation and Internet University, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: October 31, 2012	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer